Exhibit 99.4

[EXECUTION COPY]

SERVICES AGREEMENT

        THIS SERVICES AGREEMENT ("Agreement") is made and entered into as of September 30, 2003 ("Effective Date") between SCIENTIFIC LEARNING CORPORATION, a Delaware corporation ("SLC") and NEUROSCIENCE SOLUTIONS CORPORATION, a California corporation (“NSC”). SLC and NSC may be referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

        A.   SLC provides products and services for use in developing the underlying cognitive skills required for reading.

        B.   SLC’s products and services are based on patents, copyrights, trade secrets and other intellectual property, some of which SLC owns and some of which SLC has licensed from the Regents of the University of California (“Regents”) and Rutgers University (“Rutgers”) pursuant to an Exclusive License Agreement dated September 27, 1996 as amended by Amendment No. 1 effective as of January 1, 1999, Amendment No. 2 effective as of September 13, 2001 and Amendment No. 3 effective as of September 30, 2003 (“UC License”).

        C.   NSC is a recently-established company that intends to develop products and services for the health field using certain intellectual property and other assets of SLC.

        D.   SLC and NSC have entered into a Technology Transfer Agreement dated as of September 4, 2003 (“Technology Agreement”) pursuant to which SLC has transferred certain assets to NSC (“Assigned Assets”) and entered into a series of related agreements, including this Agreement and an SLC License Agreement dated even herewith (“SLC License”).

        E.   Pursuant to the SLC License, SLC has granted to NSC (i) a license to certain patents owned by SLC or licensed by SLC under the UC License (“Patents”); and (ii) a license to certain of SLC’s proprietary software (“Software”).

        F.   The Assigned Assets include a certain software program developed by SLC and known as the Associative Learning Program (as defined below, the “ALP Software”). The ALP Software is being studied for potential use in connection with the treatment of certain mental health conditions.

        G.   The parties now desire that SLC should provide NSC with the following services in connection with the Assigned Assets, Patents and Software: (1) technical assistance services in which SLC would provide twenty (20) hours of consultation during the first quarter following the Effective Date, twenty (20) hours during the second quarter, five (5) hours during the third quarter, and five (5) hours during the fourth quarter, to assist NSC in understanding and using the Assigned Assets and Software; (2) hosting services in which SLC would host the ALP Software for twelve (12) months after the Effective Date as a service to NSC for use by up to fifty (50) of NSC’s end users; and (3) telephone support services in which SLC would provide second-level telephone support to NSC to assist NSC in supporting its end users of a version of the “Fast Forward Language Quickstart” software product (“Quickstart Product”); in each case subject to and in accordance with the terms of this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     DEFINITIONS. Capitalized terms used in this Agreement are defined in this Section 1 or in the Section where they are first used.

        1.1 “Affiliate” means, with respect to a party, any person that directly or indirectly controls, is controlled by, or is under common control with such party (but only for as long as such person meets these requirements). For purposes of this Section, a person shall be deemed to own or to control an entity if such person owns or controls, directly or indirectly at least fifty percent (50%) of the outstanding voting securities of such entity; provided, however, that if the entity is subject to a law of a foreign country that does not allow such person to own fifty percent (50%) of such entity, then such person shall be deemed to control such entity if such person owns or controls, directly or indirectly, the maximum percentage of outstanding voting securities that it is allowed to own.

        1.2 “ALP Software” means that certain associative learning software included in the Assigned Assets that is being studied as of the Effective Date at the Yale University for potential use in connection with the treatment of schizophrenia, in the form provided by SLC.

        1.3 “Change In Control” means, with respect to a party, the occurrence of any of the following events: (a) any consolidation or merger of such party with or into any other entity in which the holders of such party’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer or assignment of securities of such party representing a majority of the voting power of all of such party’s outstanding voting securities to an acquiring party or group; or (c) the sale of all or substantially all of such party’s assets.

        1.4 “Confidential Information” means, with respect to either party, any confidential or proprietary information of that party including but not limited to computer programs, source code, technical documentation, data, reports, know-how, results of audits, and other information related to the past, current or proposed operations, products, technology, services and business of such party disclosed or otherwise made available by such party, either in writing, orally or visually, to the other party in connection with this Agreement and that the receiving party would reasonably know or expect to be confidential.

        1.5 “Intellectual Property Rights” means: (a) all patents and other rights throughout the world in useful inventions and ornamental designs that are granted under patent law, including any rights in patent applications or rights to file patent applications; (b) copyrights, moral rights and other related rights throughout the world in works of authorship, including all registrations and applications therefor; and (c) rights throughout the world to proprietary know-how, trade secrets and other confidential information, whether arising by law or contractual obligation of non-disclosure, and all other industrial property rights or other rights covering intangible property recognized in any jurisdiction; provided, however, that Intellectual Property Rights shall not include trademarks, service marks, logos, insignias or other proprietary trade descriptions protected by law.

        1.6 “Hosting Services” means the hosting services provided by SLC to NSC pursuant to Section 3 of this Agreement.

        1.7 “Service Specifications” means a technical description of the Hosting Services that SLC shall provide attached hereto as Exhibit A.

        1.8 “Services” means Technical Assistance Services, Support Services and Hosting Services.

        1.9 “Support Services” means the support services provided by SLC to NSC pursuant to Section 4 of this Agreement.

        1.10 “Technical Assistance Services” means the technical assistance services provided by SLC to NSC pursuant to Section 2 of this Agreement.

2. TECHNICAL ASSISTANCE SERVICES.

        2.1 Services Rendered. During the first four quarters following the Effective Date, Bill Jenkins of SLC, or persons designated by him who are qualified to provide Technical Assistance Services, shall be reasonably available to NSC to provide twenty (20) person hours of Technical Assistance Services during the first quarter following the Effective Date, twenty (20) hours during the second quarter, five (5) hours during the third quarter, and five (5) hours during the fourth quarter, consisting of: (a) consultation in understanding and using the Assigned Assets and Software and (b) assistance in diagnosing and resolving problems encountered with the Assigned Assets, Software and Hosting Services.

        2.2 How Provided. SLC shall make Technical Assistance Services available to NSC, through Bill Jenkins (or his successor if he is no longer employed by SLC) or one or more of SLC’s qualified technical employees designated by Bill Jenkins, by telephone and email or, at NSC’s request, in-person. Travel time for in-person consultation shall deducted against the hours allotted for Technical Assistance Services. Technical Assistance Services shall be provided in minimum one-tenth of an hour increments.

        2.3 Exclusions. Technical Assistance Services are limited to the specific services enumerated in Section 2.1 and accordingly do not include any development or error correction services, unless otherwise mutually agreed in writing.

        2.4 Additional Charge Services. Subject to availability of SLC’s personnel, and the mutual agreement of the parties, NSC may purchase Technical Assistance Service in excess of the hour allotment described in Section 2.1 above on a time and expenses basis at SLC’s then-current rates.

3. HOSTING SERVICES.

        3.1 Services Rendered. Commencing on the Effective Date and until twelve (12) months after the Effective Date, SLC shall provide Hosting Services to NSC, which shall consist of: (a) installing and operating the ALP Software at SLC’s facilities; and (b) making the ALP Software accessible via the Internet to up to fifty (50) end users in accordance with the Service Specifications.

        3.2 Facilities. SLC shall be responsible for the necessary facilities to perform the Hosting Services, including office space, computers, electricity, HVAC, technical personnel, and third-party software such as databases and operating systems, required to operate the ALP Software. As between the parties, SLC retains exclusive ownership of all facilities it uses to provide Hosting Services. NSC and its customers are responsible for providing their own computers and communications facilities with which to access the Internet.

        3.3 Limitations. The fifty (50) user limitation specified in Section 3.1 is a cumulative lifetime limit on the total number of individuals who may access the ALP Software under this Agreement, and includes users who are administrators and employees of NSC.

        3.4 Exclusions. Hosting Services are limited to the specific services enumerated in Section 3.1 and accordingly do not include any support or maintenance services, including any obligation to field questions or otherwise provide assistance to NSC’s end users.

        3.5 Additional Charge Services. NSC may purchase Hosting Services for additional numbers of users, subject to availability, on such terms and at such prices as the parties may agree in writing.

4. SUPPORT SERVICES.

        4.1 Services Rendered. Commencing on the Effective Date and until one (1) year immediately thereafter, SLC shall provide Support Services to designated NSC personnel, consisting of: (a) answering questions regarding the installation and operation of the Quickstart Product and Fast ForWord Language 2.02; (b) attempting to identify causes of errors or suspected errors experienced in the course of use of the Quickstart Product and Fast ForWord Language 2.02 by an end user; and (c) attempting to provide workarounds to such errors or suspected errors; all subject to Section 4.3. Support Services are second-tier support services intended to assist NSC technical personnel in resolving incidents that could not be resolved by NSC personnel as set forth in Section 4.2. Support Services are not Technical Assistance Services.

        4.2 How Provided. SLC shall make Support Services available to NSC, through Bill Jenkins (or his successor if he is no longer employed by SLC) or one or more of SLC’s qualified technical employees designated by Bill Jenkins, by telephone and email during SLC’s normal business hours, Monday through Friday excluding holidays recognized by SLC. Before requesting Support Services for a particular incident, NSC shall make reasonable efforts to resolve the incident. Support Services shall be provided to no more than three (3) designated NSC engineers or programmers who have been reasonably trained in the operation and use of the Quickstart Product. SLC’s obligation to provide Support Services during a given calendar month shall be limited to fifteen (15) hours (measured in increments of no less than one-tenth of an hour). SLC shall provide a preliminary response to each request for Support Services by the end of the first business day following the business day on which SLC receives such request.

        4.3 Exclusions. Support Services are limited to the specific services enumerated in Section 4.1 and accordingly do not include any development or error correction services, unless otherwise mutually agreed in writing. SLC shall have no obligation under this Agreement to provide any Support Services directly to an end user. SLC shall have no obligation to identify, correct, resolve or otherwise address any error or problem caused by modifications made by NSC to the Quickstart Product.

        4.4 Additional Charge Services. NSC may purchase Support Services in excess of the limitations specified in this Section 4 on such terms and at such prices as the parties may agree in writing. In addition, NSC shall pay SLC a fee, at an hourly rate of one hundred dollars ($100) per hour , for time spent by SLC in responding to an incident (as described in Section 4.2) in which the problem is determined to arise from changes made by NSC to the Quickstart Product or from a third party program used by NSC.

5. PERSONNEL MANAGEMENT.

        5.1 Subcontracting Generally Prohibited. SLC may not delegate its obligations hereunder, in whole or in part, to subcontractors, except that SLC may use qualified subcontractor personnel to provide Support Services. SLC shall be solely responsible for the performance of and payment to such subcontractors.

        5.2 Selection and Supervision of SLC Personnel. SLC shall ensure that only fully qualified SLC personnel designated by Bill Jenkins (or his successor if Bill Jenkins is no longer employed at SLC) are assigned to perform Services under this Agreement, and that such SLC personnel perform the Services diligently and in a workmanlike and timely manner. NSC shall have no authority, on behalf of SLC or otherwise, to discharge, promote, suspend or otherwise discipline any SLC personnel.

        5.3 Compliance With Laws. SLC shall, at its own expense, comply with and cause its subcontractors to comply with all applicable employment laws, including the National Labor Relations Act, the Americans With Disabilities Act, all applicable equal employment opportunity and employment discrimination laws, overtime laws, tax laws, immigration laws, workers’ compensation laws, occupational safety and health laws, unemployment insurance laws, and any regulations related to any of the foregoing.

        5.4 Payroll Taxes. SLC agrees to be responsible for paying (either directly or through its subcontractors) all federal, state and local income taxes and other payroll taxes, as well as contributions for unemployment insurance, workers’ compensation insurance, pensions, or annuities which are now or may hereafter be required to be deducted from the wages of all SLC personnel, and shall file or cause to be filed all required returns related to such taxes, contributions and payroll deductions.

6. FEES AND PAYMENT.

        6.1 Fees. As payment in full for the initial hours of Technical Assistance Services described in Section 2.1 above, NSC shall pay SLC a one time initial services fee of twenty five thousand dollars ($25,000) on the Effective Date. As payment in full for the Support Services (as limited to the fifteen (15) hours of support per calendar month), NSC shall pay SLC a one time initial services fee of twenty five thousand dollars ($25,000) on the Effective Date. As payment in full for Hosting Services to support up to fifty (50) end users during the term of this Agreement, NSC shall pay SLC a one time initial services fee of ten thousand dollars ($10,000) on the Effective Date. These service fees, totaling sixty thousand ($60,000) are payable in immediately available funds upon execution of this Agreement. They are nonrefundable except as otherwise expressly provided in this Agreement.

        6.2 Expenses. SLC shall separately charge NSC, monthly in arrears, for its reasonable, actual out-of-pocket travel and telecommunications expenses incurred as a result of SLC’s performance of Services including costs of food, transportation and lodging. NSC shall reimburse SLC for its expenses no more than thirty (30) days after NSC receives SLC’s invoice for the same.

        6.3 Taxes. NSC agrees to pay all local, state, and federal taxes, including all sales, use, and excise taxes, that are imposed upon the transactions between SLC and NSC under this Agreement (other than SLC’s payroll taxes or taxes on or measured by SLC’s net income).

7. PROPRIETARY RIGHTS. Notwithstanding anything herein to the contrary, each party retains all right, title and interest in and to any Intellectual Property Rights in any improvements, inventions, ideas, concepts, know-how, show-how, discoveries, works of authorship or other copyrightable subject matter, trade secrets or any developments whatsoever it creates under or in connection with this Agreement. NSC hereby grants SLC a non-exclusive, royalty-free license to install and execute the ALP Software as required to perform Hosting Services. No other licenses or assignments are granted by either party to Intellectual Property Rights, by implication or otherwise, under this Agreement. Information concerning or generated by NSC’s end users and any modifications made by NSC to the ALP Software or the Quickstart Product shall be deemed “Confidential Information” of NSC within the definition of Section 1.3 of the SLC License and shall be subject to the provisions of Section 6 of the SLC License.

8. REPRESENTATIONS AND WARRANTIES.

        8.1 Mutual Representations and Warranties. Each party represents and warrants, solely to and for the benefit of the other, that: (a) it has the full right, power and authority to enter into this Agreement, grant the rights set forth herein and perform its obligations hereunder; (b) its performance of this Agreement, and the other party’s exercise of such other party’s rights under this Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions or constitute a default under any other agreement by which it is bound; (c) when executed and delivered, this Agreement will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms; and (d) it will comply with all applicable laws, regulations and orders of any governmental authority of competent jurisdiction in its performance of this Agreement.

        8.2 Services. SLC warrants solely to and for the benefit of NSC that SLC will perform all Services in a competent and workmanlike manner and within the time frames required under this Agreement. Each of the SLC personnel assigned to perform Services hereunder will have the proper skill, training and background to perform his or her assigned tasks. NSC’s exclusive remedies for breach of this warranty are (i) to notify SLC of the breach in writing within ten (10) days after the non-conforming Service is performed, whereupon SLC will either correctly re-perform the non-conforming Service or refund to NSC the fees paid for the Services; and (ii) if SLC does not correctly re-perform a non-conforming service under the preceding clause (i), to recover from SLC NSC’s reasonable cost of cover in securing services to replace such Service that SLC has performed or failed to perform in breach of this Agreement or of SLC’s warranty set forth in this Section 8.2.

        8.3 DISCLAIMER. EXCEPT FOR THE WARRANTIES PROVIDED IN SECTION 8.2, THE SERVICES ARE PROVIDED “AS IS” WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND AND, TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, SLC DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, INCLUDING WARRANTIES ARISING UNDER STATUTE, WARRANTIES OF MERCHANTABILITY, DATA ACCURACY, SYSTEM INTEGRATION, QUIET ENJOYMENT, TITLE OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SLC SPECIFICALLY DOES NOT WARRANT THAT THE SERVICES WILL MEET THE REQUIREMENTS OF NSC OR ITS END USERS, OR THAT THEIR AVAILABILITY AND FUNCTIONALITY ARE OR WILL BE UNINTERRUPTEDOR VIRUS FREE. NSC AND ITS END USERS ASSUME THE RESPONSIBILITY FOR THE SELECTION OF THEIR REQUIREMENTS, SOFTWARE, AND HARDWARE TO ACHIEVE THEIR INTENDED RESULTS. NSC DOES NOT MAKE ANY WARRANTY AS TO THE RESULTS, ACCURACY, OR RELIABILITY OF ANY INFORMATION THAT IS OBTAINED FROM THE USE OF THE SERVICES. EXCEPT AS SET FORTH IN SECTION 8.2, NSC IS SOLELY RESPONSIBLE FOR ANY DAMAGE RESULTING FROM SUCH USE OF SERVICES. SLC MAKES NO REPRESENTATION OR WARRANTY AS TO THE THERAPEUTIC OR EDUCATIONAL VALUE OF THE ALP SOFTWARE OR THE SERVICES.

9.     LIMITATIONS OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOSS OF GOODWILL), WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, ARISING OUT OF OR RELATED TO THIS AGREEMENT. EXCEPT FOR COVER DAMAGES PROVIDED FOR IN SECTION 8.2, DAMAGES DISCLAIMED IN THIS SECTION 9 INCLUDE LOST DATA, LOSSES FROM DOWNTIME OR DEFECTIVE DATA, AND BUSINESS INTERRUPTION. SLC’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED THE FEES PAID TO IT BY NSC UNDER THIS AGREEMENT. NSC’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR ANY OTHER LEGAL THEORY, SHALL NOT EXCEED THE FEES PAYABLE BY IT TO SLC UNDER THIS AGREEMENT. THE EXISTENCE OF MORE THAN ONE CLAIM SHALL NOT ENLARGE THIS LIMIT. THE LIMITATIONS OF LIABILITY AND DAMAGES IN THIS SECTION 9 SHALL NOT APPLY TO CLAIMS BY EITHER PARTY FOR MISAPPROPRIATION OF ITS CONFIDENTIAL INFORMATION OR INFRINGEMENT OF ITS INTELLECTUAL PROPERTY RIGHTS OR TO EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10. SLC’S LIABILITY FOR COVER DAMAGES PROVIDED FOR IN SECTION 8.2 SHALL BE LIMITED TO FOUR (4) TIMES THE TOTAL FEES PAID HEREUNDER TO SLC.

THE PARTIES ACKNOWLEDGE THAT THE FEES SET FORTH IN THIS AGREEMENT REFLECT THE ALLOCATION OF RISK BETWEEN THE PARTIES AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY. THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY EVEN IF AN EXCLUSIVE REMEDY HEREUNDER HAS FAILED OF ITS ESSENTIAL PURPOSE.

10. INDEMNIFICATION.

        10.1 Indemnification by SLC. Subject to NSC’s compliance with Section 10.3, SLC shall defend or settle any suit brought against NSC by a third party (not an Affiliate of NSC) based on: (a) physical injury to persons or property caused by SLC personnel performing Services (but not any injury allegedly caused by use of the ALP Software after the Effective Date); (b) any breach by SLC of its obligations to pay payroll taxes owed under Section 5.4; and in each case, SLC shall pay those costs and damages finally awarded against NSC in such suit, that are specifically attributable to such claims, or those amounts payable by NSC under a settlement of such suit.

        10.2 Indemnification by NSC. Subject to SLC’s compliance with Section 10.3, NSC shall defend and settle any suit brought against SLC by a third party (not an Affiliate of SLC) based on: (a) any claim or government action arising after the Effective Date from distribution or use of the ALP Software, or the use of the Services except to the extent liability is allocated to SLC under Sections 8 and 9 above, including any claims by NSC’s end users; (b) physical injury to persons or property caused by NSC’s personnel; and in each case, NSC shall pay those costs and damages finally awarded against SLC in such suit, that are specifically attributable to such claims, or those amounts payable by SLC under a settlement of such suit.

        10.3 Procedures. A party entitled to indemnification under this Agreement (“Indemnified Party”) may tender a claim to the other party (“Indemnifying Party”) by notifying the Indemnifying Party of the claim within two (2) weeks after first receiving written notice of the claim, providing all information in its possession relating to the claim, and reasonably cooperating, at the Indemnifying Party’s expense, with the Indemnifying Party’s efforts to defend the claim. The Indemnifying Party shall promptly assume the defense of the claim at its own expense, and shall pay all costs associated with the defense (including reasonable attorneys’ fees) and the amount of any settlement reached or final judgment awarded against the Indemnified Party subject to the limitations set forth in Sections 10.1 and 10.2. The Indemnifying Party shall have full control over such defense, including any settlement discussions or agreement. Notwithstanding the foregoing, the Indemnified Party may participate at its own expense in such defense and any settlement discussions, and shall have the right to approve any settlement agreement purporting to bind the Indemnified Party; provided, however, that such approval shall not be unreasonably withheld.

11. TERM AND TERMINATION.

        11.1 Term of Agreement. This Agreement shall commence upon the Effective Date and shall remain in effect for twelve (12) months thereafter unless terminated earlier in accordance with this Section 11.

        11.2 Termination for Convenience. NSC may terminate this Agreement for any reason by giving SLC ten (10) days prior written notice.

        11.3 Termination for Cause. If either party materially breaches its representations, warranties or other material obligations under this Agreement, the non-breaching party may commence termination of this Agreement by giving notice of termination, specifying in reasonable detail the nature of the alleged breach. The party receiving such notice shall have thirty (30) days to cure the alleged breach. If the breach is cured within the allotted thirty (30) day cure period, then this Agreement shall remain in full force and effect; otherwise, this Agreement shall terminate upon the conclusion of the thirty (30) day cure period.

        11.4 Cross Termination. This Agreement shall automatically terminate without notice if the SLC License between the parties expires or otherwise terminates for any reason.

        11.5 Termination Upon Change In Control. SLC may terminate this Agreement on thirty (30) days notice if NSC undergoes a Change In Control involving a third party that is a Competitor of SLC. NSC shall promptly notify SLC if NSC undergoes a Change In Control. A “Competitor” means an entity that markets and distributes “Competitive Products.” “Competitive Products” means software-based products that: (a) are used by students in schools; (b) are designed to teach or instruct students or to improve the skills or abilities of students, all with respect to coursework or academic subjects in schools; and (c) compete with products distributed by SLC in the Educational Field. Notwithstanding the foregoing, (1) Competitive Products shall not include products that are intended primarily to instruct students in computer or software usage and (2) an entity is not a Competitor if it received less than five percent (5%) of its prior fiscal year revenues from the distribution of products or services, directly or indirectly, to school districts or K-12 schools.

        11.6 Effect of Termination of Agreement. Upon expiration or other termination of this Agreement for any reason:

                  (a)    SLC’s obligation to provide Services shall immediately cease; upon cessation of Hosting Service, SLC’s end users may no longer have the technical ability to use the ALP Software;

                  (b)    SLC’s license hereunder to use the ALP Software shall terminate;

                  (c)    SLC shall promptly deliver to NSC a copy of the data pertaining to NSC’s end users that is maintained by the ALP Software, in a format and media reasonably selected by SLC and NSC, and each party shall promptly return to the other party all other Confidential Information of the other party provided under this Agreement, including all notes, files, and computer programs embodying such Confidential Information (except that SLC may keep a reasonable number of backup and archival copies of the data pertaining to NSC’s end users that is maintained by the ALP Software solely for archival purposes and may not make any other use of the same);

                  (d)    Sections 5.3, 5.4, 6.3, 7, 8, 9, 10, 11.6, 12 and 13 shall survive, together with any other provision necessary for their construction or enforcement;

                  (e)    NSC shall promptly pay all fees and reimbursable expenses owing to SLC hereunder as of the date of termination of this Agreement; and

                  (f)    each party shall promptly return to the other party any other property of the other party provided under this Agreement, including tooling, prototypes, samples and documentation.

12. DISPUTE MANAGEMENT.

        12.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to that state’s conflict of laws principles. The Uniform Computer Information Transactions Act (UCITA) shall not apply to this Agreement.

        12.2 Arbitration.

                  (a)    Arbitration of Disputes. Subject to the exception set forth in Section 12.5 below, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement or the transactions contemplated hereby, including but not limited to any claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement, shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) administered by JAMS, Two Embarcadero Center, Suite 1100, San Francisco, CA 94111. The parties shall mutually agree on the Arbitrator or, in the event they are unable to do so within ten (10) business days after a demand for arbitration by one of the parties, the Arbitrator shall be selected by JAMS. The Arbitrator must be a person having substantial experience handling patent disputes or patent license transactions. The arbitration shall be conducted in accordance with the provisions of this Agreement and the then-existing arbitration rules and procedures of JAMS regarding commercial or business disputes, and in the event of a conflict, the provisions of the Agreement shall control. In accordance with the choice of law clause in the Agreement, the Arbitrator shall apply California law in the interpretation and enforcement of the Agreement. The arbitration hearing shall be held in San Francisco, California and conducted in the English language.

                  (b)    Authority of Arbitrator. The Arbitrator is authorized to award damages subject to the limitations of liability set forth in this Agreement, and the parties expressly waive their right to obtain damages inconsistent with those limitations. Subject to the provisions of Section 12.5 below, the Arbitrator is authorized to grant any temporary, preliminary or permanent equitable remedy or relief the Arbitrator deems just and equitable and within the scope of this Agreement, including but not limited to an injunction or order for specific performance. The Arbitrator is not authorized to reform, modify or materially change any of the terms of this Agreement or any other agreements contemplated under this Agreement.

                  (c)    Discovery. Either party shall have the right to discovery of evidence, but by the following methods only: requests for production of documents and depositions of no more than three (3) individuals. The Arbitrator shall supervise discovery and may, at the request of either party limit expenses of discovery (including reasonable attorneys’ fees) to the requesting party for good cause shown. All discovery shall be completed, and the arbitration hearing shall commences, within sixty (60) calendar days after appointment of the Arbitrator. Subject to the foregoing, discovery matters shall be governed by the Federal Rules of Civil Procedure as applicable to civil actions in the United States District Court in San Francisco, California.

                  (d)    Arbitration Award. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The award shall be binding on the parties, and judgment on the award may be entered in any court of competent jurisdiction.

                  (e)    Fees and Costs of Arbitration. The Arbitrator is authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and the fees and costs of the Arbitrator.

        12.3 Jury Trial Waived. Each of the parties does hereby irrevocably waive any rights it might otherwise have to a jury trial of any claim or cause of action based upon or arising out of this Agreement. In litigation between the parties, this Agreement may be filed with the court as written consent by both parties to a bench trial.

        12.4 Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction or with regard to particular circumstances, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity, or enforceability of such provision in other circumstances shall in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any illegal, invalid or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the illegal, invalid or unenforceable provision.

        12.5 Equitable Relief. Without limiting any remedies available to either party, each party acknowledges that money damages may not be an adequate remedy for breach of Sections 7 and 11.6 of this Agreement and agrees that the other party may apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without showing irreparable harm) to enforce or prevent any violation of those provisions of this Agreement notwithstanding the arbitration provisions of Section 12.2.

        12.6 Attorneys Fees. In any action, suit or proceeding to enforce or construe the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, court costs and other expenses incurred in connection with such proceeding in addition to any other relief that it may receive, notwithstanding the limitations of Section 9.

13. GENERAL.

        13.1 Costs and Expenses. Except as expressly provided for elsewhere in this Agreement, each party shall be responsible for all costs and expenses incurred by such party in performing its obligations or exercising its rights under this Agreement.

        13.2 Relationship of Parties. The parties hereto expressly understand and agree the parties are acting hereunder as independent contractors and neither party shall be a partner, joint venturer, fiduciary, or agent of the other. Under no circumstances shall the personnel of one party be deemed employees of the other party for any purpose. There are no third party beneficiaries under this Agreement. Neither party shall have the power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

        13.3 Notice. Notices under this Agreement shall be sufficient only if in writing and shall be effective: (a) on the date of actual receipt if delivered in person or by reputable express courier; or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, in either case to the respective addresses given below, or to another address as is designated by written notice to the other party:

To SLC:	Scientific Learning Corporation
300 Frank H. Ogawa Plaza
Oakland, California 94612
Telephone: (510) 625-2290
Fax: (510) 874-1886
Attention: Chief Executive Officer

With copy to:	Cooley Godward, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Telephone: (650) 843-7400
Fax: (650) 849-7400
Attention: Andrew R. Basile, Esquire

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To NSC:	Neuroscience Solutions Corporation
41 Hartford Street
San Francisco, CA 94114
Attention: Chief Executive Officer

With copy to:	Fenwick & West LLP
275 Battery St., Suite 1500
San Francisco, CA 94111
Attention: David L. Hayes, Esquire

        13.4 Assignment. Neither party may assign its rights or delegate its obligations under this Agreement or any rights hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, except that: (a) either party may assign this Agreement with prior written notice but without the other party’s written consent, to an entity with whom the assigning party merges or consolidates or to whom the assigning party sells substantially all of its assets but only if such assignee agrees to be bound by all provisions of this Agreement applicable to the assigning party; and (b) SLC may assign its right to receive payment under this Agreement to any party without NSC’s consent. Any attempted or purported assignment or delegation by either party in violation of this Section 13.4 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and assigns.

        13.5 Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than failure to pay amounts owed) shall not be considered a breach of this Agreement and shall be excused to the extent caused by any occurrence beyond the reasonable control of such party including fires, floods, epidemics, famines, earthquakes, hurricanes and other natural disasters or acts of God; regulation or acts of any civilian or military authority or act of any self-regulatory authority; wars, terrorism, riots, civil unrest, sabotage, or intrusion, theft or other criminal acts of third parties; failure of electronic or mechanical equipment; and fluctuations in or failures of electric power, heat, light, air conditioning or telecommunications including the Internet and shortages of relied-upon services or supplies.

        13.6 Waiver and Modifications. All waivers must be in writing. Any waiver of or failure to enforce a provision of this Agreement on one occasion shall not be deemed a waiver of any other provision or such provision on any other occasion. This Agreement may only be amended by a written instrument signed by both parties.

        13.7 Construction. The following rules shall govern construction of this Agreement:

                  (a)    section headings are for convenience only and are not to be used in interpreting this Agreement;

                            (i)    as used in this Agreement both (i) the word “including” and (ii) the phrase “including without limitation” and similar phrases mean “including but not limited to”;

                  (b)    in constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel’s role in drafting the terms and provisions hereof;

                  (c)    all references to Sections and Exhibits refer to the Sections and Exhibits, respectively, of this Agreement unless otherwise indicated;

                  (d)    in the event of a conflict between the main body of this Agreement and its Exhibits, the language of the Exhibits controls;

                  (e)    any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement;

                  (f)    all capitalized terms defined herein apply equally to both the singular and plural forms of such terms;

                  (g)    all monetary amounts refer to U.S. dollars unless otherwise indicated;

                  (h)    all times are with reference to the Pacific time zone unless otherwise indicated; and

                  (i)    references to the “term” of this Agreement shall include the initial term and any renewal term unless otherwise indicated.

        13.8 Entire Agreement. This Agreement, including all Exhibits and agreements referred to explicitly herein, constitutes the final and entire agreement between the parties with respect to their subject matter and is intended as the complete and exclusive statement thereof regarding the provision of services by SLC to NSC. This Agreement supersedes all prior or contemporaneous agreements, understandings and communications between the parties (other than the Technology Transfer Agreement and the SLC License and the related agreements referred to explicitly therein), whether written or oral, including the Summary of Potential Terms, which hereafter shall have no effect.

        13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Services Agreement as of the Effective Date.

SCIENTIFIC LEARNING CORPORATION By: /s/ Robert C. Bowen ——————————————————— Name: Robert C. Bowen Title: Chairman and Chief Executive Officer

NEUROSCIENCE SOLUTIONS CORPORATION By: /s/ Jeffrey S. Zimman ——————————————————— Name: Jeffrey S. Zimman Title: Chief Executive Officer

SIGNATURE PAGE TO NSC LICENSE AGREEMENT

EXHIBIT A

SERVICE SPECIFICATIONS

SLC shall host the ALP Software for access via the World Wide Web solely by patients of Dr. Bruce Wexler of Yale University. The ALP Software shall be made available from Monday through Friday during SLC’s regular business hours, excluding SLC-observed holidays, scheduled maintenance, and reasonable downtime. The uptime and latency of the SLC Server shall be substantially similar to the average uptime and latency of the SLC Server during the period commencing six (6) months prior to the Effective Date and terminating on the Effective Date, as measured using methods determined by SLC in its reasonable discretion. The Hosting Services do not include providing online communications capabilities to NSC or its end users.

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